UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Item 5. Other Events.

On February 17, 2004, Medco Health Solutions, Inc. (the “Registrant”) was notified that the BlueCross BlueShield Association had awarded its pharmacy benefit management mail service program for the Federal Employees Program to an alternate provider beginning Jan. 1, 2005.

On February 17, 2004, the Registrant issued a news release revising earnings guidance for fiscal 2004 due to the loss of the Federal Employees Program contract. A copy of the news release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: February 17, 2004	By:	/s/ David S. Machlowitz

David S. Machlowitz Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release